Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. for the year ended January 31, 2017 of our reports dated March 31, 2017, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., included in the 2017 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991
(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325
(3)	Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3 File No. 333-02089
(4)	Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-24259
(5)	Wal-Mart Stores, Inc. 401 (k) Retirement Savings Plan	Form S-8 File No. 333-29847
(6)	Wal-Mart Puerto Rico, Inc., 401 (k) Retirement Savings Plan	Form S-8 File No. 333-44659
(7)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965
(8)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-60329
(9)	The ASDA Colleague Share Ownership Plan	Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan
The ASDA Group PLC Sharesave Scheme
The ASDA 1984 Executive Share Option Scheme
The ASDA 1994 Executive Share Option Scheme
(10)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501
(11)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421
(12)	Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(13)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414
(14)	ASDA Sharesave Plan 2000	Form S-8 File No. 333-107439
(15)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2015, which amended and restated the 2010 plan	Form S-8 File No. 333-128204
(16)	The ASDA Sharesave Plan 2000	Form S-8 File No. 333-168348
(17)	Walmart Deferred Compensation Matching Plan	Form S-8 File No. 333-178717
(18)	Wal-Mart Stores, Inc. Common Stock	Form S-3 ASR File No. 333-178385
(19)	Walmart 401(k) Plan	Form S-8 File No. 333-187577
(20)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 ASR File No. 333-201704
(21)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan	Form S-8 File No. 333-214060

of our reports dated March 31, 2017, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., incorporated by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. for the year ended January 31, 2017.
/s/ Ernst & Young LLP
Rogers, Arkansas
March 31, 2017